UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2014

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 4, 2013, ConAgra Foods, Inc., a Delaware corporation ("ConAgra Foods"), Cargill, Incorporated, a Delaware corporation ("Cargill"), CHS Inc., a Minnesota corporation ("CHS"), and HM Luxembourg, a Luxembourg Société à responsabilité limitée, entered into a Master Agreement (the "Master Agreement") and related arrangements pursuant to which ConAgra Foods, Cargill and CHS (collectively, the "Owners") agreed to form a joint venture to be known as Ardent Mills. Ardent Mills combines the North American flour milling operations and related businesses operated through the ConAgra Mills division of ConAgra Foods and the Horizon Milling joint venture of Cargill and CHS.

On May 25, 2014, ConAgra Foods, Cargill and CHS entered into an amendment to the Master Agreement (the "Amendment"). As previously disclosed, the Owners expected to divest four flour milling facilities: Horizon Milling's Los Angeles, California, mill; and ConAgra Mills' Oakland, California, Saginaw, Texas, and New Prague, Minnesota, mills, prior to, or simultaneous with, the closing of the Ardent Mills transaction as a condition to an agreement with the U.S. Department of Justice related to the formation of the Ardent Mills joint venture, which divestitures have been completed. The Amendment, among other matters, (i) provided for the divestiture of these four flour milling facilities and (ii) generally ensures that the proceeds to be received by the Owners, indemnification provisions and other benefits and burdens allocated among the Owners in the Master Agreement are adjusted to account for such divestitures.

Item 8.01 Other Events.

On May 29, 2014, ConAgra Foods and the other Owners completed the formation of the previously announced Ardent Mills joint venture. In connection with the closing of the Ardent Mills joint venture and the sale of three mills prior to the closing, ConAgra Foods received total cash consideration of approximately $570 million (approximately $530 million after associated taxes) which is subject to customary closing costs and working capital adjustments. ConAgra Foods also received a 44% interest in the Ardent Mills joint venture. As previously disclosed, ConAgra Foods plans to allocate the net cash proceeds primarily towards debt reduction. ConAgra Foods will comment on any other relevant financial details as part of the regularly scheduled fiscal fourth quarter earnings release, currently planned for June 26.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

May 29, 2014	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary